UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 16, 2017

WEI PAI ELECTRONIC COMMERCE CO., LTD.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-198969	30-0806514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0F.-5, No.91, Zhongshan 2nd Rd., Qianzhen Dist., Kaohsiung City 806, Taiwan (R.O.C.)

(Address of principal executive offices)

+88673342667

 (Registrant's telephone number, including area code)

PETRICHOR CORP.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

Wei Pai Electronic Commerce Co. Ltd. (formerly Petrichor Corp.) (the “Company”), amended its Articles of Incorporation with the State of Nevada in order to (i) change its name to Wei Pai Electronic Commerce Co. Ltd., (ii) effectuate a 200 for 1 forward stock split and change the authorized shares of common stock to 75,000,000 (the “Amendment”). The board of directors of the Company approved the Amendments on March 14, 2017. The shareholders of the Company approved of the Amendment by written consent on March 14, 2017. The Amendment became effective on March 16, 2017. We are awaiting final approval from FINRA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, stating the name change, 200 for 1 forward stock split and changing the authorized shares of common stock of the Company to 75,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2017

Wei Pai Electronic Commerce Co. Ltd.

/s/ Hao Fa Chang
By: Hao Fa Chang
Title: President

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EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment, stating the name change, 200 for 1 forward stock split and changing the authorized shares of common stock of the Company to 75,000,000.

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